Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

[            ], 2014

Regency Energy Partners LP

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (Registration No. 333-192184) (as amended, the “Registration Statement”) being filed by Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”) in connection with the merger of PVR Partners, L.P., a Delaware limited partnership (“PVR”), with and into the Partnership, we are passing on certain legal matters in connection with the Common Units. The Common Units are to be issued pursuant to the terms and provisions of the Agreement and Plan of Merger, dated as of October 9, 2013, as amended by Amendment No. 1 thereto dated as of November 7, 2013 (the “Merger Agreement”), by and among the Partnership, Regency GP LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), PVR and PVR GP, LLC, a Delaware limited liability company and the general partner of PVR. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (a) the Registration Statement, including the exhibits thereto, (b) the Merger Agreement, (c) the Certificate of Limited Partnership of the Partnership, as amended to date and filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (d) the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, (e) records of the Partnership, the General Partner and Regency GP LLC, a Delaware limited liability company and the general partner of the General Partner (“Regency GP”), including minute books, furnished to us by Regency GP, and (f) statutes and other agreements, instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In giving such opinion, we have relied upon certificates of officers and other representatives of the Partnership, the General Partner and Regency GP and of public officials with respect to the accuracy of the material factual matters contained in such certificates.

In connection with this opinion, we have assumed:

(a)	the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein;

Regency Energy Partners LP

(b)	that prior to the issuance of any of the Common Units, the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(c)	that the unitholders of PVR will have adopted the Merger Agreement and the transactions contemplated thereby; and

(d)	that the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and such transactions are consummated.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Units, when issued by the Partnership pursuant to and in accordance with the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the Delaware LP Act, as published in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,